UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

October 23, 2008

Commission File Number	Exact Name of Registrant as specified in its charter; State of Incorporation; Address and Telephone Number	IRS Employer Identification No.

1-14756	Ameren Corporation	43-1723446
(Missouri Corporation) 1901 Chouteau Avenue St. Louis, Missouri 63103 (314) 621-3222

1-3004	Illinois Power Company	37-0344645
(Illinois Corporation) 370 South Main Street Decatur, Illinois 62523 (217) 424-6600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On October 23, 2008, Illinois Power Company, d/b/a AmerenIP (“IP”), a subsidiary of Ameren Corporation (“Ameren”), issued and sold $400,000,000 principal amount of its 9.75% Senior Secured Notes due 2018 (the “Notes”) with registration rights in a private placement transaction.  The Notes were issued under IP’s Indenture dated as of June 1, 2006 between IP and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Indenture”).  The Notes will mature on November 15, 2018.  IP will pay interest on the Notes on May 15 and November 15 of each year.  The first such payment will be made on May 15, 2009.  IP may at any time and from time to time redeem all or a portion of the Notes at a make-whole redemption price.  IP will use the net proceeds from the sale of the Notes to repay its short-term debt consisting of borrowings under its credit facilities and/or under Ameren’s utility money pool arrangement.  IP issued a press release with respect to the issuance of the Notes on October 21, 2008, which is included as Exhibit 99.1 to this Current Report on Form 8-K.

The Notes will be secured by a related series of IP’s mortgage bonds issued and delivered by IP to the trustee under the General Mortgage Indenture and Deed of Trust dated as of November 1, 1992, as supplemented by the Supplemental Indenture dated as of October 1, 2008 between IP and The Bank of New York Mellon Trust Company, N.A. (formerly BNY Midwest Trust Company, successor to Harris Trust and Savings Bank), as mortgage trustee (the “Mortgage”).  Accordingly, the Notes will be secured ratably with IP’s mortgage bonds in the collateral pledged to secure such bonds.

The Indenture contains default provisions relating to failure to make required payments on any senior secured debt securities of IP when due and payable (including the Notes), default in the performance or breach of any other covenants of IP for 60 days after notice, certain events in bankruptcy, insolvency or reorganization and the occurrence of a default under the Mortgage.  The Mortgage contains default provisions relating to failure to make required payments on any outstanding mortgage bonds, default in the performance of other covenants for 60 days after notice and certain events in reorganization, bankruptcy, insolvency or receivership.

If an event of default under the Indenture occurs and is continuing, the trustee under the Indenture, or the holders of 33% of the outstanding senior secured debt securities of IP (including the Notes), may declare the principal and interest on such senior secured debt securities due and payable immediately.  Upon such acceleration, the mortgage bonds securing the Notes and any other mortgage bonds securing senior secured debt securities of IP will be immediately redeemable upon demand of the trustee, and surrender thereof to the mortgage trustee, at a redemption price of 100% of the principal amount thereof, together with interest to the redemption date.

IP has agreed to file an exchange offer registration statement and/or, under certain circumstances, a shelf registration statement pursuant to a registration rights agreement with the initial purchasers of the Notes.  If IP fails to comply with certain obligations under the registration rights agreement, it will be required to pay additional interest at the rate of 0.25% per year on the Notes for the period of non-compliance (plus an additional 0.25% per year from and during any period in which such non-compliance continues for more than 90 days, up to a maximum rate of 0.50% per year).

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

**4.1

Indenture dated as of June 1, 2006, between IP and The Bank of New York Mellon Trust Company, N.A., as trustee, relating to the Notes (Annual Report on Form 10-K for the year ended December 31, 2007, Exhibit 4.101).

*4.2	Company Order establishing the Notes, including forms of global and definitive notes.

**4.3

General Mortgage Indenture and Deed of Trust dated as of November 1, 1992 between IP and The Bank of New York Mellon Trust Company, N.A. (formerly BNY Midwest Trust Company, successor to Harris Trust and Savings Bank), as trustee (Annual Report on Form 10-K for the year ended December 31, 2007, Exhibit 4.88).

*4.4

Supplemental Indenture dated as of October 1, 2008 by and between IP and The Bank of New York Mellon Trust Company, N.A. (formerly BNY Midwest Trust Company), as trustee, relating to the Mortgage Bonds, Senior Notes Series DD securing the Notes.

*99.1	Press release of IP dated October 21, 2008.

This combined Current Report on Form 8-K is being filed separately by Ameren and IP (each, a “registrant”).  Information contained herein relating to any individual registrant has been filed by such registrant on its own behalf.  No registrant makes any representation as to information relating to any other registrant.

*                               Filed herewith.

**                        Incorporated by reference as indicated.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.  The signature for each undersigned company shall be deemed to relate only to matters having reference to such company or its subsidiaries.

AMEREN CORPORATION
(Registrant)

By	/s/ Jerre E. Birdsong

Name:

Jerre E. Birdsong

Title:	Vice President and Treasurer

ILLINOIS POWER COMPANY
(Registrant)

By	/s/ Jerre E. Birdsong

Name:

Jerre E. Birdsong

Title:	Vice President and Treasurer

Date:  October 23, 2008

Exhibit Index

Exhibit No.	Description

**4.1

Indenture dated as of June 1, 2006, between IP and The Bank of New York Mellon Trust Company, N.A., as trustee, relating to the Notes (Annual Report on Form 10-K for the year ended December 31, 2007, Exhibit 4.101).

*4.2	Company Order establishing the Notes, including forms of global and definitive notes.

**4.3

General Mortgage Indenture and Deed of Trust dated as of November 1, 1992 between IP and The Bank of New York Mellon Trust Company, N.A. (formerly BNY Midwest Trust Company, successor to Harris Trust and Savings Bank), as trustee (Annual Report on Form 10-K for the year ended December 31, 2007, Exhibit 4.88).

*4.4

Supplemental Indenture dated as of October 1, 2008 by and between IP and The Bank of New York Mellon Trust Company, N.A. (formerly BNY Midwest Trust Company), as trustee, relating to the Mortgage Bonds, Senior Notes Series DD securing the Notes.

*99.1	Press release of IP dated October 21, 2008.

*                                         Filed herewith.

**           Incorporated by reference herein as indicated.